EX-99.(i)

[Form of Dechert Letterhead]

December 22, 2005


AIG Series Trust
Harborside Financial Center
32000 Plaza 5
Jersey City, NJ 07311-4992

Re:  AIG Series Trust
     Securities Act Registration Statement No. 333-111662
     Investment Company Act File No. 811-21482

Ladies and Gentlemen:

We have acted as counsel for AIG Series Trust ("Registrant") and its investment series Long Horizon Fund and Short Horizon Income Fund (the "Funds"), and are familiar with Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, its initial Registration Statement on Form N-1A, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Funds' shares proposed to be sold pursuant to the Registration Statement, when it becomes effective, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Funds, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 7 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Registrant's shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to Registrant, in the Funds' Prospectus to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of person whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP